EXHIBIT 99.8

CONSENT OF DIRECTOR NOMINEE

Consent of Director Nominee

CEI Funding LLC

OE Funding LLC

TE Funding LLC

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013

I hereby consent to be named in the Registration Statement on Form S-3 SEC file number 333-187692-01 through -05 relating to the proposed public offering of pass-through trust certificates of FirstEnergy Ohio PIRB Special Purpose Trust 2013, including in any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

/s/ Brian Harrison

Brian Harrison

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

As of May         , 2013